UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2026
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agilon health, inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40332	37-1915147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Polaris Parkway, Suite 550
Westerville, Ohio		43082
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 562 256-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AGL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 12, 2026 (the “Third Amendment Effective Date”), agilon health, inc. (the "Company"), agilon health management, inc. (f/k/a agilon health, inc.) (the “Management”) and Agilon Health Intermediate Holdings, Inc. (“Holdings”), entered into the Third Amendment (the “Amendment”) to the Credit Agreement, dated as of February 18, 2021 (as previously amended by the First Amendment to the Credit Agreement, dated as of March 1, 2021, and the Second Amendment to the Credit Agreement, dated as of May 25, 2023, the “Existing Credit Agreement” and, as amended, the “Credit Agreement”), among Management, Holdings, the Subsidiary Guarantors party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent, and the other lenders and issuers from time to time party thereto, which modified certain terms of Management’s Existing Credit Agreement, including the amendments set forth below.
The Amendment, among other changes, (a) extended the stated maturity date from February 18, 2026 to February 18, 2028; (b) amended certain covenant “baskets” to be measured as a percentage of EBITDA rather than, or as an alternative to, Consolidated Total Assets; (c) required that Management maintain a minimum of $50 million in Total Cash as of the end of each Business Day; (d) conditioned certain payments, including dividends, to Holdings under the available amount “basket” on the Company achieving positive EBITDA for two consecutive trailing four-quarter periods each ending after the Third Amendment Effective Date; (e) required that any reduction in outstanding letters of credit be accompanied by a corresponding prepayment of term loans; (f) reduced the aggregate amount of revolving credit commitments from $100.0 million to $90.0 million; and (g) required cash collateralization at 103% of the amount of each letter of credit outstanding immediately prior to the Third Amendment Effective Date.
Substantially concurrently with the effectiveness of the Amendment, the Company executed and delivered an unsecured guaranty of Management’s obligations under the Credit Agreement (the “Parent Guaranty”).

All capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in the Amendment. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

10.1
Third Amendment to Credit Agreement, dated as of February 12, 2026, among agilon health, inc., agilon health management, inc. (f/k/a agilon health, inc.), Agilon Health Intermediate Holdings, Inc., the Subsidiary Guarantors party thereto, the Lenders and Issuers from time to time party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent.

10.2
Parent Guaranty, dated as of February 12, 2026, between agilon health, inc., in favor of J.P. Morgan Chase Bank, N.A., as administrative agent for itself, and the Lenders and Issuers from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

agilon health, inc.

Date:	February 12, 2026	By:	/s/ JEFFREY SCHWANEKE
Jeffrey Schwaneke Chief Financial Officer